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                                                                   EXHIBIT 11.1

                              EMCARE HOLDINGS INC.

                      COMPUTATION OF NET INCOME PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                      THREE MONTHS ENDED
                                                                           MARCH 31,
                                                                        1997      1996
                                                                      --------   -------
Primary:
Weighted average number of common shares outstanding during the
    period                                                               8,218     8,045
Weighted average shares issuable upon exercise of outstanding stock
    options using the "treasury stock" method                              319       388
                                                                      --------   -------

Weighted average(common and common equivalent) shares outstanding        8,537     8,433
                                                                      ========   =======

Net income                                                            $  3,014   $ 2,335
                                                                      ========   =======

Net income per share                                                  $   0.35   $  0.28
                                                                      ========   =======

Fully diluted:
Weighted average number of common shares outstanding during the
    period                                                               8,218     8,045
Weighted average shares issuable upon exercise of outstanding stock
    options using the "treasury stock" method                              332       416
                                                                      --------   -------

Weighted average (common and common equivalent) shares outstanding       8,550     8,461
                                                                      ========   =======

Net income                                                            $  3,014   $ 2,335
                                                                      ========   =======

Net income per share                                                  $   0.35   $  0.28
                                                                      ========   =======
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